UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2019
Cardiovascular Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Old Highway 8 Northwest
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Offices and Zip Code)

(651) 259-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, One-tenth of One Cent ($0.001) Par Value Per Share	CSII	The Nasdaq Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 9, 2019, Cardiovascular Systems, Inc. (the “Company”) entered into a transition agreement with Laura Gillund, the Company’s previous Chief Talent Officer, with respect to Ms. Gillund’s retirement from the Company.

On August 30, 2019, the Company entered into a Separation Agreement with Ms. Gillund consistent with the terms contemplated by the transition agreement and providing for the following: (1) a 12-month consulting agreement commencing August 31, 2019 and ending August 30, 2020 (unless terminated earlier as set forth in such agreement), under which Ms. Gillund will be paid $3,333 per month; (2) allowing Ms. Gillund’s time-based restricted stock awards to continue to vest through August 30, 2020; (3) allowing Ms. Gillund’s performance-based restricted stock award granted in August 2017 to continue to vest through its vesting period (provided, that the performance criteria for such vesting are met as determined by the Company in accordance with the terms for such restricted stock (in or around August or September 2020) such that, if and to the extent applicable, such shares will vest as of such determination); (4) allowing Ms. Gillund’s other outstanding performance-based restricted stock award to vest through the period the Consulting Agreement is in effect on a pro rata basis in accordance with the award agreement (provided, that the performance criteria for such vesting are met as determined by the Company in accordance with the terms for such restricted stock (in or around August or September 2021) such that, if and to the extent applicable, such shares will vest as of such determination); and (5) paying Ms. Gillund’s COBRA premiums for up to 18 months or, if earlier, such time as she is eligible for other health insurance coverage. The Separation Agreement includes a release of claims by Ms. Gillund and she will continue to be bound by the terms of any restrictive covenant agreements she has with the Company. Ms. Gillund has the right under applicable law to rescind the Separation Agreement within 15 calendar days of her signature.

On August 31, 2019, the Company entered into a Consulting Agreement with Ms. Gillund consistent with the terms contemplated by the Separation Agreement.

The foregoing summary of the material terms of the Separation Agreement and the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement and Consulting Agreement, copies of which will be filed as exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending September 30, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 4, 2019

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Alexander Rosenstein
Alexander Rosenstein General Counsel and Corporate Secretary